Exhibit 3.2

CERTIFICATE OF ELIMINATION

OF THE

6.204% NON-CUMULATIVE PREFERRED STOCK, SERIES D,

6.625% NON-CUMULATIVE PREFERRED STOCK, SERIES I,

7.25% NON-CUMULATIVE PREFERRED STOCK, SERIES J,

FIXED-TO-FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES K,

FIXED-TO-FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES M,

8.20% NON-CUMULATIVE PREFERRED STOCK, SERIES H,

FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES N,

6.375% NON-CUMULATIVE PREFERRED STOCK, SERIES 3,

6.70% NONCUMULATIVE PERPETUAL PREFERRED STOCK, SERIES 6,

6.25% NONCUMULATIVE PERPETUAL PREFERRED STOCK, SERIES 7,

8.625% NON-CUMULATIVE PREFERRED STOCK, SERIES 8,

FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES Q,

FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES R,

COMMON EQUIVALENT JUNIOR PREFERRED STOCK, SERIES S,

FIXED-TO-FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES V,

AND

6.625% NON-CUMULATIVE PREFERRED STOCK, SERIES W

OF

BANK OF AMERICA CORPORATION

Pursuant to Section 151(g)

of the General Corporation Law

of the State of Delaware

Bank of America Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Company”), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1. That, pursuant to Section 151 of the DGCL and the authority granted in the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), and by resolutions of the Board of Directors of the Company (the “Board”) and by Certificates of Designations filed in the office of the Secretary of State of the State of Delaware on September 13, 2006, September 25, 2007, November 19, 2007, January 28, 2008, April 29, 2008, May 22, 2008, October 27, 2008, December 31, 2008, December 31, 2008, December 31, 2008, December 31, 2008, January 8, 2009, January 16, 2009, December 3, 2009, June 17, 2014, and September 9, 2014, the Corporation authorized the issuance of (i) 34,500 shares of 6.204% Non-Cumulative Preferred Stock, Series D, par value $0.01 per share, of the Corporation; (ii) 25,300 shares of 6.625% Non-Cumulative Preferred Stock, Series I, par value $0.01 per share, of the Corporation; (iii) 41,400 shares of 7.25% Non-Cumulative Preferred Stock, Series J, par value $0.01 per share, of the Corporation; (iv) 240,000 shares of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K, par value $0.01 per share, of the Corporation; (v) 160,000 shares of Fixed-to-Floating Rate

Non-Cumulative Preferred Stock, Series M, par value $0.01 per share, of the Corporation; (vi) 124,200 shares of 8.20% Non-Cumulative Preferred Stock, Series H, par value $0.01 per share, of the Corporation; (vii) 600,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series N, par value $0.01 per share, of the Corporation; (viii) 27,000 shares of 6.375% Non-Cumulative Preferred Stock, Series 3, par value $0.01 per share, of the Corporation; (ix) 65,000 shares of 6.70% Noncumulative Perpetual Preferred Stock, Series 6, par value $0.01 per share, of the Corporation; (x) 50,000 shares of 6.25% Noncumulative Perpetual Preferred Stock, Series 7, par value $0.01 per share, of the Corporation; (xi) 89,100 shares of 8.625% Non-Cumulative Preferred Stock, Series 8, par value $0.01 per share, of the Corporation; (xii) 400,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series Q, par value $0.01 per share, of the Corporation; (xiii) 800,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series R, par value $0.01 per share, of the Corporation; (xiv) 1,286,000 shares of Common Equivalent Junior Preferred Stock, Series S, par value $0.01 per share, of the Corporation; (xv) 60,000 shares of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series V, par value $0.01 per share, of the Corporation; and (xvi) 46,000 shares of 6.625% Non-Cumulative Preferred Stock, Series W, par value $0.01 per share, of the Corporation, respectively (collectively, the “Preferred Stock”), and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof.

2. That no shares of said Preferred Stock are outstanding and no shares thereof will be issued subject to such Certificates of Designations.

3. That the Board has adopted the following resolutions:

WHEREAS, pursuant to Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), and the authority granted in Article 3 of the Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) of Bank of America Corporation (the “Corporation”), the Board of Directors of the Corporation (the “Board”) previously adopted resolutions: (i) setting forth the number; the designation; the powers, preferences, and relative participating and other rights; and the qualifications, limitations or restrictions thereof, of certain series of the preferred stock, par value $0.01 per share (the “Preferred Stock”), of the Corporation, and (ii) authorized the filing of Certificates of Designations (the “Certificates of Designations”) setting forth such resolutions with the office of the Secretary of State of the State of Delaware (the “Secretary of State”), in each case as set forth in the table below (such series of Preferred Stock, collectively, the “Retired Series,” and such shares of Preferred Stock, collectively, the “Retired Shares”):

Designation	Number of Authorized Shares	Filing Date of Certificate of Designations
6.204% Non-Cumulative Preferred Stock, Series D	34,500	September 13, 2006
6.625% Non-Cumulative Preferred Stock, Series I	25,300	September 25, 2007
7.25% Non-Cumulative Preferred Stock, Series J	41,400	November 19, 2007
Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K	240,000	January 28, 2008
Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series M	160,000	April 29, 2008
8.20% Non-Cumulative Preferred Stock, Series H	124,200	May 22, 2008
Fixed Rate Cumulative Perpetual Preferred Stock, Series N	600,000	October 27, 2008
6.375% Non-Cumulative Preferred Stock, Series 3	27,000	December 31, 2008
6.70% Noncumulative Perpetual Preferred Stock, Series 6	65,000	December 31, 2008
6.25% Noncumulative Perpetual Preferred Stock, Series 7	50,000	December 31, 2008
8.625% Non-Cumulative Preferred Stock, Series 8	89,100	December 31, 2008
Fixed Rate Cumulative Perpetual Preferred Stock, Series Q	400,000	January 8, 2009
Fixed Rate Cumulative Perpetual Preferred Stock, Series R	800,000	January 16, 2009
Common Equivalent Junior Preferred Stock, Series S	1,286,000	December 3, 2009
Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series V	60,000	June 17, 2014

6.625% Non-Cumulative Preferred Stock, Series W	46,000	September 9, 2014

WHEREAS, as of the date hereof, no shares of any of such Retired Series are outstanding and no shares of any of such Retired Series will hereafter be issued by the Corporation subject to the Certificates of Designations previously filed with respect to such Retired Series;

WHEREAS, it is desirable that all matters set forth in the Certificates of Designations with respect to such Retired Series be eliminated from the Certificate of Incorporation and that the Retired Shares be restored to the status of authorized but unissued shares of Preferred Stock; and

WHEREAS, the Board has determined that, in connection with the retirement of the Retired Shares, the Delaware statutory capital of the Corporation should be reduced by an amount equal to the aggregate par value of such Retired Shares and has been advised by the officers of the Corporation that the assets of the Corporation remaining after such reduction of the capital of the Corporation will be sufficient to pay any debts of the Corporation for which payment has not otherwise been provided.

NOW, THEREFORE, BE IT RESOLVED, that as of the date hereof, no shares of any of the Retired Series are outstanding, and no shares of any of the Retired Series will be issued subject to the Certificates of Designations with respect to such Retired Shares;

RESOLVED, that all matters set forth in the Certificates of Designations with respect to such Retired Series be eliminated from the Certificate of Incorporation and restored to the status of authorized but unissued shares of Preferred Stock;

RESOLVED, that the “Authorized Officers” of the Corporation are the Chief Executive Officer, the Chief Financial Officer, the Global General Counsel, the Secretary, the Treasurer, and any other officer of the Corporation designated by any of the foregoing officers, and that each of them hereby is, authorized, empowered and directed to execute on behalf of the Corporation and file with the office of the Secretary of State a Certificate of Elimination (the “Certificate of Elimination”) setting forth a copy of these resolutions whereupon all matters set forth in the Certificates of Designations with respect to such Retired Series shall be eliminated from the Certificate of Incorporation; and

RESOLVED, that, pursuant to and in accordance with Section 244(a)(1) of the DGCL, the Delaware statutory capital of the Corporation shall be reduced by an amount equal to the aggregate par value of the Retired Shares.

4. That, accordingly, all matters set forth in the Certificates of Designations with respect to the Preferred Stock be, and hereby are, eliminated from the Certificate of Incorporation, as heretofore amended.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officer as of this 27th day of December, 2019.

BANK OF AMERICA CORPORATION

By:	/s/ Ross E. Jeffries, Jr.
Name: Ross E. Jeffries, Jr.
Title: Deputy General Counsel and Corporate Secretary